Exhibit (s)

Calculation of Filing Fee Tables

FORM N-2

(Form Type)

THE GABELLI HEALTHCARE & WELLNESSRx TRUST

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(1)(3)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Shares of Beneficial Interest(2)	457(o)
Fees to Be Paid	Equity	Preferred Shares of Beneficial Interest(2)	457(o)
Fees to Be Paid	Other	Subscription Rights to Purchase Common Shares(2)	457(o)
Fees to Be Paid	Other	Subscription Rights to Purchase Preferred Shares(2)	457(o)
Fees to Be Paid	Debt	Notes(2)	457(o)
Fees to Be Paid	Unallocated (Universal) Shelf	N/A	457(o)			$88,931,256	$147.60	$13,126.25
Fees Previously Paid	N/A	N/A	N/A	N/A	N/A	N/A		N/A
Carry Forward Securities
Carry Forward Securities	Equity	Common Shares of Beneficial Interest	415(a)(6)						N-2	333-251680	April 19, 2021
Carry Forward Securities	Equity	Preferred Shares of Beneficial Interest	415(a)(6)						N-2	333-251680	April 19, 2021
Carry Forward Securities	Equity	Subscription Rights to Purchase Common Shares	415(a)(6)						N-2	333-251680	April 19, 2021
Carry Forward Securities	Equity	Subscription Rights to Purchase Preferred Shares	415(a)(6)						N-2	333-251680	April 19, 2021
Carry Forward Securities	Equity	Notes	415(a)(6)						N-2	333-251680	April 19, 2021
Carry Forward Securities	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	415(a)(6)			$111,068,744(4)	—	—	N-2	333-251680	April 19, 2021	$12,117.60(4)
Total Offering Amounts						$200,000,000(1)(3)		$13,126.25
Total Fees Previously Paid								$0
Total Fee Offsets								—
Net Fee Due								$13,126.25

(1)	Estimated solely for purposes of calculating the registration fee, pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). The proposed maximum offering price per security will be determined, from time to time, by the Registrant in connection with the sale by the Registrant of the securities registered under this registration statement.
(2)	Subject to Note 3 below, there is being registered an indeterminate principal amount of common shares, preferred shares or notes as may be sold, from time to time, including subscription rights to purchase common shares or preferred shares.
(3)	In no event will the aggregate offering price of all securities issued from time to time pursuant to this registration statement exceed $200,000,000.
(4)	Pursuant to Rule 415(a)(6) under the Securities Act, the Registrant is carrying forward to this Registration Statement unsold securities with an aggregate offering price of $111,068,744 (the “Unsold Securities”) that the Registrant previously registered for sale pursuant to a registration statement on Form N-2 (File No. 333-251680) initially filed by the Registrant with the Securities and Exchange Commission on December 23, 2020, as amended on April 15, 2021, and declared effective on April 19, 2021 (the “Prior Registration Statement”). The Registrant previously paid filing fees in the amount of $12,117.60 relating to the Unsold Securities and claimed a credit of $9,702.40 relating to the rest of the securities registered on the Prior Registration Statement. Pursuant to Rule 415(a)(6) under the Securities Act, the filing fee previously paid with respect to such Unsold Securities will continue to be applied to such Unsold Securities. Pursuant to Rule 415(a)(6) under the Securities Act, the offering of Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.